UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012 (February 8, 2012)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On February 9, 2012, the Company issued a press release setting forth its financial results for three months ended December 31, 2011. A copy of the press release is attached as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (the “Company”) awarded a special cash bonus of $2,000,000 to Dr. Serge Belamant, the Company’s Chief Executive Officer, $1,200,000 to Mr. Herman Kotzé, the Company’s Chief Financial Officer, and $400,000 to Mr. Nitin Soma, the Company’s Senior Vice President of Information Technology.

In addition, the Board awarded 275,000, 165,000 and 55,000, respectively, shares of restricted stock of the Company to Dr. Belamant, Mr. Kotzé and Mr. Soma. Under the terms of the awards, one-third of the award shares shall vest on February 8, 2013, 2014, and 2015, subject to the recipient’s continued employment with the Company on the applicable vesting date.

The foregoing cash bonuses and restricted stock awards were made in recognition of the outstanding and resourceful solution-based leadership efforts of Dr. Belamant, Mr. Kotzé and Mr. Soma in securing the award to the Company of the South African Social Security Agency (“SASSA”) tender and successfully negotiating the new SASSA contact.

Item 7.01. Regulation FD Disclosure.

See Item 2.02 above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 9, 2012, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: February 9, 2012	By:	/s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of
the Board